Exhibit 10.1


                          THE GREENS OF LAS VEGAS, INC.

                           MEMORANDUM OF UNDERSTANDING

                                DECEMBER 28, 2001

     This Memorandum of Understanding (the "MOU") sets forth the terms of an agreement by and among The Greens of Las Vegas, Inc., a Nevada corporation
("GOLV"), Sedona Worldwide Incorporated, an Arizona corporation ("SDWW"), ILX Resorts Incorporated, an Arizona corporation ("ILX"), Jim Ball ("Ball") and Eddie Heinen ("Heinen"), to finance the construction of GOLV's putting facility in Las Vegas and for general working capital.

     1. TRANSACTION OUTLINE.

          1.1 AMOUNT TO BE RAISED. The parties agree to use their mutual and respective best efforts, as described below, to raise up to $5.5 million in equity financing for GOLV, as outlined in this MOU, to finance the construction of the putting facility in Las Vegas and for general working capital (the "GOLV Capital").

          1.2 REORGANIZATION. In order to raise the GOLV Capital, the parties have agreed in principal to a plan of reorganization pursuant to which SDWW will issue shares of its common stock at the closing of the Reorganization (the "Closing") to GOLV (the "GOLV Shares") in a stock-for-assets, tax-free reorganization (the "Reorganization"). On January 2, 2002, SDWW shall transfer all of the assets relating to its "Sedona Spa" business, inclusive of the proceeds of the "Initial Ball Shares", to ILX in consideration of the forgiveness of any and all of SDWW's indebtedness to ILX, with the intention that on January 2, 2002, and at the Closing, SDWW shall be a "shell company" with no material assets or liabilities. The Closing will be contingent upon the consummation of certain of the items set forth in Section 1 of this MOU to insure that the GOLV Capital is raised in connection with the Reorganization. Upon the Closing, SDWW will change its name to "Greens Worldwide, Inc." or such other name as the parties agree to use. Hereinafter, SDWW after the Closing of the Reorganization shall be referred to as "'GWWI."

          1.3 $4.0 MILLION SALE OF COMMON STOCK. Upon the Closing, GWWI agrees to sell 32.0 million shares of its common stock (the "New Shares") for $4.0 million cash. Purchasers of the New Shares will deposit good funds into an escrow account established by the mutual agreement of the parties (the "Escrow") on or before March 31, 2002 (the "Closing Date") with irrevocable instructions to the Escrow agent to pay for such Shares contingent only upon the Closing and the purchase of the ILX Shares (as defined in Section 1.5 below). The deposit by the purchasers of the New Shares of good funds for the purchase of the New Shares and the approval of the Escrow arrangements for the purchase of the New Shares, by SDWW, ILX and GOLV shall be a condition precedent to the Closing of the Reorganization.

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          1.4 $1.0 MILLION SALE OF COMMON STOCK TO ILX.  Upon the Closing,  GWWI
agrees to sell 8.0 million shares of its common stock (the "ILX Shares") to ILX or its affiliates ("ILX") for $1.0 million cash. ILX will deposit good funds into the Escrow on or before the Closing Date with irrevocable instructions to the Escrow agent to pay for the ILX Shares contingent only upon the Closing, the completion of the other transactions described herein, and the purchase of the New Shares. The deposit by ILX of good funds for the purchase of the ILX Shares and the approval of the Escrow arrangements for the purchase of the ILX Shares by SDWW, ILX and GOLV shall be a condition precedent to the Closing of the Reorganization.

          1.5 PURCHASE OF SHARES BY BALL; EMPLOYMENT AGREEMENT WITH BALL, GRANT OF OPTION TO BALL.

               1.5.1 On or before January 2, 2002, Ball shall purchase from SDWW
1.0 million shares of originally issued SDWW shares (the "Initial Ball Shares") at a cash purchase price of $.08 per share. On or before March 31, 2002, Ball shall purchase an additional 7.0 million shares of originally issued SDWW Shares (the "Supplemental Ball Shares") at a purchase price of $.0714 per share in exchange for a full recourse promissory note (the "Note") to SDWW from Ball in the amount of Five Hundred Thousand Dollars ($500,000), upon terms and conditions acceptable to Ball and ILX and secured by a pledge of the Supplemental Ball Shares.

               1.5.2 Upon the Closing, SDWW shall enter into an employment agreement with Ball providing for his SERVICE to SDWW, the terms of which shall be approved in writing by the parties hereto and its execution shall be a condition precedent to the Closing.

               1.5.3 In connection with the Reorganization, ILX will grant Ball and Heinen an option to purchase 2,000,000 and 1,000,000 shares, respectively, of SDWW owned by ILX at an initial exercise price of $.125 per share (the "Ball and Heinen Options"), which price shall increase at the rate of ten percent (10%) per annum from the date of the Closing until the date of exercise. Other terms of the Ball and Heinen Options, including but not limited to provisions for vesting, exercise, and expiration, shall be approved by the parties hereto prior to the Closing.

          1.6 GWWI BOARD COMPOSITION. At the Closing, the Board of Directors of GWWI shall take such action as may be necessary to duly elect and appoint the following persons as members of the Board of GWWI:

                   Joseph P. Martori, Sr. or Other ILX Nominee
                   James Ball
                   Pat McGroder or Other ILX Nominee
                   Eddie Heinen
                   Other GOLV Nominee

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          1.7 GWWI  OFFICERS.  At the  Closing,  the Board of  Directors of GWWI
shall take such action as may be necessary to duly elect and appoint the following persons as the officers of GWWI:

           James Ball, Chairman of the Board, Chief Executive Officer Eddie Heinen, President, Chief Operating Officer
           ___________, Secretary

As soon as practicable after the Closing, the Board of Directors will elect a Chief Financial Officer for GWWI. Any amendments to the Bylaws of GWWI necessary to effect the foregoing elections shall be accomplished as of the Closing.

          1.8 $500,000 SALE OF STOCK TO GOLV STOCKHOLDERS. Prior to the Closing, GOLV will be entitled to sell up to 5,000,000 shares of GOLV common stock at a price of $.10 per share (the "Private Placement Shares").

          1.9 LOCK-UP AND REGISTRATION RIGHTS AGREEMENT. As an additional condition to the Closing, ILX, Ball, Heinen, Scott Ludian, Steve Fink, and Matt Pearson will enter into a lock-up and registration rights agreement with an effective date immediately after the Closing in a form approved, executed, and deposited in the Escrow by the parties hereto prior to the Closing.

     2. DUE DILIGENCE. The parties and their respective agents, attorneys, and representatives have had full and free access to the properties, books, and records of SDWW and GOLV for due diligence purposes.

     3. GOOD FAITH NEGOTIATIONS. The parties agree to negotiate in good faith with respect to such additional terms and conditions as are usual and customary in transactions such as the Reorganization and the raising of the GOLV Capital.

     4. EXPENSES. Each party shall pay for its own legal and accounting fees related to this MOU and the Reorganization. GOLV shall bear the cost of having its counsel draft the required documents and agreements to effect the consummation of the Reorganization and the raising of the GOLV Capital, no portion of which shall be borne by SDWW or GWWI.

     5. CONDUCT OF BUSINESS PENDING THE CLOSING. Prior to the consummation or termination of the Reorganization and the sale of shares of GWWI, GOLV and SDWW will conduct their respective businesses only in the ordinary course and none of their respective assets relating to their respective businesses shall be sold or disposed of except in the ordinary course of business or as contemplated by this MOU and/or the Reorganization. The parties agree that prior to the Closing or the termination of this MOU, neither GOLV nor SDWW shall, other than as set forth above in this MOU, issue additional securities or rights to acquire any securities without the consent of the other parties to this MOU. The parties also agree that neither SDWW nor GOLV shall incur any additional indebtedness, except in the ordinary course of business.

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     6.  REPRESENTATIONS OF SDWW. SDWW shall make the following  representations and warranties to GOLV and the other parties hereto, in connection with the Reorganization, which shall survive the Closing of the Reorganization:

          6.1 SDWW is a corporation duly organized, validly existing and in good standing under the laws of Arizona, has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now contemplated to be conducted in connection with the Reorganization.

          6.2 SDWW has the requisite power and authority to enter into this MOU and the agreements contemplated by the Reorganization and to carry out its obligations under the agreements as contemplated hereby. The execution and delivery of this MOU and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on the part of SDWW are necessary to authorize the MOU and the transactions contemplated by the MOU. Except for required present or future filings under state and federal securities laws, no authorization, consent or approval of, or filing that has not been duly made with, any governmental body or authority, and no authorization, consent or approval of any third party, is necessary for the consummation by SDWW of the transactions contemplated by this agreement.

          6.3 The execution and delivery of the MOU and the consummation of the transactions contemplated by the Reorganization and compliance with their terms does not as of the date of this MOU, and will not as of the Closing of the Reorganization, (i) conflict with, or result in any violation of any provision of, the Articles of Incorporation or Bylaws of SDWW, (ii) violate or conflict with, or result in a breach or termination of or default under, any agreement, instrument, license, judgment, order, decree, statute, law or regulation applicable to SDWW, or (iii) result in the creation or imposition of any lien on any asset of SDWW.

          6.4 No material action, suit or proceeding is pending, or, to the best of SDWW's knowledge, is threatened against SDWW at law or in equity, or before any national, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

          6.5 SDWW agrees to make such additional representations, warranties, and covenants in the connection with the Reorganization as are customary for a transaction of the type contemplated.

     7. REPRESENTATIONS OF GOLV. GOLV makes the following representations and warranties to SDWW and the other parties hereto, which shall survive the Closing of the Reorganization:

          7.1 GOLV is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now contemplated to be conducted in connection with the Reorganization, and at the Closing will be duly qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of its properties or the conduct of its business will require such qualification.

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          7.2 GOLV has good and marketable  title to its assets,  free and clear of any claim, mortgage, pledge, lien or encumbrance of any kind created by or deriving from its businesses or any third parties.

          7.3 GOLV has the requisite power and authority to enter into this MOU and the agreements contemplated by the Reorganization and to carry out its obligations the agreements as contemplated hereby. The execution and delivery of this MOU and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on the part of GOLV are necessary to authorize the MOU and the transactions contemplated by the MOU. Except for required present or future filings under state and federal securities laws, no authorization, consent or approval of, or filing that has not been duly made with, any governmental body or authority, and no authorization, consent or approval of any third party, is necessary for the consummation by GOLV of the transactions contemplated by this agreement.

          7.4 The execution and delivery of this MOU and the consummation of the transactions contemplated by the Reorganization and compliance with their terms does not as of the date of this MOU, and will not as of the Closing of the Reorganization, (i) conflict with, or result in any violation of any provision of, the Articles of Incorporation or Bylaws of GOLV, (ii) violate or conflict with, or result in a breach or termination of or default under, any agreement, instrument, license, judgment, order, decree, statute, law or regulation applicable to GOLV, or (iii) result in the creation or imposition of any lien on any asset of GOLV.

          7.5 No material action, suit or proceeding is pending, or, to the best of GOLV's knowledge, is threatened against GOLV at law or in equity, or before any national, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

          7.6 GOLV agrees to make such additional representations, warranties, and covenants in the connection with the Reorganization as are customary for a transaction of the type contemplated.

     8. CONFIDENTIALITY. The parties acknowledge that they hereby enter into mutual non-disclosure and confidentiality agreements preventing the parties from disclosing and requiring the parties to maintain the confidentiality of proprietary business and technical information relating to the other parties. Except as required by law, in the reasonable opinion of their respective attorneys, the parties agree not to disclose any information concerning the Reorganization to anyone other than their legal counsel, financial advisors, and other professionals working on the Reorganization without the consent of the other parties, which consent will not be withheld unreasonably.

     9. 2002 ANNUAL MEETING OF SDWW STOCKHOLDERS. The parties agree that SDWW will convene its annual meeting of its stockholders as soon as practicable after the Closing, but not later than August 31, 2002, if so determined by the Board of Directors of GWWI after the Closing, to vote on the approval of (i) the reincorporation of SDWW in the State of Nevada, and (ii) a reverse stock split of SDWW's outstanding shares at a ratio recommended by such Board of Directors to facilitate the qualification of the Company's common stock on the Nasdaq Small Cap Market and such other matters as such Board of Directors shall deem necessary and/or advisable.

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     10.  ADDENDUM.  The  Addendum  attached  hereto  as  Exhibit  "A" is hereby incorporated into this MOU by reference.

     11. MISCELLANEOUS. This MOU constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions between the parties. Neither this MOU nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     12. GOVERNING LAW. This MOU shall be governed by and construed in accordance with the laws of the State of Arizona without regard to the conflict of laws provisions thereof.

     13. ARBITRATION. Any dispute between the parties concerning the terms of this MOU shall be resolved through binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association to be conducted in Las Vegas, Nevada. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys fees and costs from the other party.

     14. BINDING NATURE. The parties acknowledge and agree that this MOU shall be binding on the parties. However, the parties acknowledge their intention to enter into additional agreements in connection with the Reorganization that will include the terms and conditions of this MOU and such other terms and conditions as are customary in a transaction such as the Reorganization and as may be agreed upon by the parties. The undersigned parties agree to use their best efforts to draft definitive Reorganization and other agreements incorporating the terms of this MQU into such other agreements as may be required to effect the intents and purposes outlined herein.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK. THE SIGNATURE PAGE FOLLOWS.)

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THE GREENS OF LAS VEGAS, INC.

By: ________________________________
    Eddie Heinen, President

Date:_______________________________


SEDONA WORLDWIDE INCORPORATED

By: ________________________________
    Mia A. Martori, President

Date:_______________________________


ILX Resorts Incorporated

By: ________________________________
    Joseph P. Martori, Chairman

Date:_______________________________

By: ________________________________
    Jim Ball

Date:_______________________________

By: ________________________________
    Eddie Heinen

Date:_______________________________

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